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                                                                     EXHIBIT 3.1

                                  OPTIKA INC.

                          CERTIFICATE OF DESIGNATION
                                      OF
                     SERIES A CONVERTIBLE PREFERRED STOCK


          Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, Optika Inc. (the "Corporation"), a corporation organized and
                               -----------
existing under the General Corporation Law of the State of Delaware ("DGCL"),
                                                                      ----
DOES HEREBY CERTIFY that:

          Pursuant to the authority conferred upon the Board of Directors of the Corporation by Article IVB of the Second Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and in
                                       ----------------------------
accordance with the provisions of Section 151(g) of the DGCL, the Board of Directors of the Corporation on February __, 2000, adopted the following resolution creating a series of Preferred Stock designated as Series A Convertible Preferred Stock.

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the DGCL and the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, par value $0.001 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows (capitalized terms used herein shall have the meanings set forth in Section 12 hereof or otherwise in this Certificate of Designation):

          SECTION 1.  DESIGNATION; NUMBER; RANK.

          (a) Designation; Number.  The shares of such series shall be
              -------------------
designated "Series A Convertible Preferred Stock" (the "Series A Preferred
                                                        ------------------
Stock"). The number of shares constituting the Series A Preferred Stock shall be 731,851.

          (b) Rank.  The Series A Preferred Stock shall, with respect to rights
              ----
on liquidation, dissolution or winding up, rank senior to the Common Stock, par value $0.001 per share, of the Corporation (the "Common Stock") and all other
                                                 ------------
capital stock of the Corporation issued prior to or on or after the date hereof.

          SECTION 2.  DIVIDENDS.

          So long as any shares of Series A Preferred Stock remain outstanding, if the Corporation pays a dividend in cash, securities or other property on shares of Common Stock then, at the same time, the Corporation shall declare and pay a dividend on each outstanding share of Series A Preferred Stock in the same amount and form as would be paid on the shares of
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Common Stock into which such share of Series A Preferred Stock would be converted if such shares were converted into shares of Common Stock on the record date for such Common Stock dividends (or if no record date is established, at the date such dividend is declared), it being understood that the holders of Series A Preferred Stock shall participate in Common Stock dividends as aforesaid without having to convert to shares of Series A Preferred Stock held by such holders.

          SECTION 3.  LIQUIDATION, DISSOLUTION OR WINDING UP.

          (a) (i) If the Corporation shall (A) commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or (B) consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, or (C) make an assignment for the benefit of its creditors, or (D) admit in writing its inability to pay its debts generally as they become due, or (ii)(x) if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and (y) any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up or (iii) if the Corporation shall otherwise liquidate, dissolve or wind up, after payment or provision for the payment for the debts and other liabilities of the Corporation (each, a "Liquidation"), no distribution shall be made to the holders of shares of Junior
 -----------
Stock or Parity Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received, in cash, with respect to each share of Series A Preferred Stock, the greater of (A) the Liquidation Preference with respect to such share of the Series A Preferred Stock; and (B) the amount which would have been paid upon any such Liquidation in respect of the aggregate number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible, it being understood that holders of Series A Preferred Stock may be deemed to participate in the amount receivable by the holders of Common Stock as aforesaid in this clause (B) without having to convert the shares of Series A Preferred Stock held by such holders (the greater of the amounts set forth in clause (A) and (B) above with respect to any share of Series A Preferred Stock, the "Preference Amount," and the aggregate such
                                  -----------------
amount for all outstanding shares of Series A Preferred Stock, the "Aggregate
                                                                    ---------
Preference Amount").
-----------------

          (b) If, upon any such Liquidation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit payment of the full amount of the Preference Amount with respect to each share of Series A Preferred Stock, then the entire assets of the Corporation to be distributed among the holders of the Series A Preferred Stock shall be distributed ratably among such holders in accordance with the number of shares of Series A Preferred Stock held by each such holder in proportion to the ratio that the Preference Amount payable on each such share bears to the Aggregate Preference Amount.

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          (c) After the payment to the holders of shares of the Series A
Preferred Stock of the full amount of any liquidating distribution to which they are entitled under this Article 3, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

          (d) Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the Fair Market Value of such securities or property.

          SECTION 4.  VOTING RIGHTS.

          In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the voting rights set forth in this Section 4:

          (a)  (i)   Right to Vote as a Single Class with Holders of Common
                     ------------------------------------------------------
Stock. So long as any of the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together as a single class with the holders of Common Stock. The holders of each share of Series A Preferred Stock shall be entitled to vote with respect to each share of Series A Preferred Stock held by each such holder a number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible on the record date for such vote without such holder being required to convert such shares. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregation of all shares of Common Stock into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (ii)  Right to Elect a Director.  On the Issue Date, the Board of
                     -------------------------
Directors shall cause the total number of directors then constituting the whole Board of Directors to be fixed at eight. The holders of the outstanding shares of Series A Preferred Stock shall be entitled to designate one director for election to the Board of Directors of the Corporation as a Class I director and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the Board of Directors for so long as the Purchasers under the Securities Purchase Agreement and their affiliates own in excess of the Ownership Threshold (as defined in the Securities Purchase Agreement). Any such designee may be removed with or without cause by the holders of the Series A Preferred Stock.

               (iii) No Right to Class Vote on Certain Transactions. Subject to
                     ----------------------------------------------
the rights of holders of shares of Series A Preferred Stock set forth in Sections 4(a)(i), 8 and 10, the Corporation may, without the consent of any holder of Series A Preferred Stock, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any Person, provided that: (A) the successor, transferee or lessee (if not the Corporation) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of, or interests in, such successor, transferee or lessee, having in respect

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of such successor, transferee, or lessee substantially the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, that the Series A Preferred Stock has immediately prior to such transaction; and (B) the Corporation delivers to the transfer agent an officers' certificate and provides reasonable evidence that such consolidation, merger, conveyance, transfer or lease complies with this Certificate of Designation. In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Corporation that is permitted pursuant to this subparagraph (iii), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation with respect to the Series A Preferred Stock (or the shares or interests into, or for which, the Series A Preferred Stock is converted or exchanged), and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series A Preferred Stock.

          (b)  Actions Not to be Taken Without Vote of Holders of Series A
               -----------------------------------------------------------
Preferred Stock.  So long as any shares of Series A Preferred Stock are
---------------
outstanding, the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock outstanding at the time of such vote shall be required in order to:

               (i) authorize, increase the authorized number of shares of, or issue (including on conversion, exercise or exchange of any convertible, exercisable or exchangeable securities or by reclassification) (A) any shares of any class or classes or series within a class of the Corporation's capital stock ranking prior to (either as to dividends or upon Liquidation) the Series A Preferred Stock, or (B) any Parity Stock;

               (ii) increase the authorized number of shares of, or issue (including on conversion, exercise or exchange of any convertible, exercisable or exchangeable securities or by reclassification) any shares of, Series A Preferred Stock other than as authorized by this Certificate of Designation; or

               (iii) reclassify any shares of Series A Preferred Stock or authorize, adopt or approve an amendment to the Certificate of Incorporation or this Certificate of Designation which would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the Series A Preferred Stock.

          (c)  Exercise of Voting Rights.  (i)  The foregoing rights of holders
               -------------------------
of shares of Series A Preferred Stock to take any actions (A) as provided in
Section 4(a)(i) may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose or at any adjournment thereof and (B) as provided in Sections 4(a)(ii) and 4(b) may be exercised at any annual meeting of holders of Series A Preferred Stock or at a special meeting of holders of Series A Preferred Stock held for such purpose or at any adjournment thereof. The Chairman of the Board of the Corporation may call, and if the holders of Series A Preferred Stock are to vote separately as a single class, upon the written request of holders of record of

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20% of the outstanding shares of Series A Preferred Stock, addressed to the
Secretary of the Corporation, at the principal office of the Corporation, the Chairman of the Board of the Corporation shall call, a special meeting of the holders of shares of Series A Preferred Stock entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting within 10, but in any event not later than 20, days after delivery of such request to the Secretary, upon the notice specified by the requesting holders of Series A Preferred Stock or if not so specified as provided by law and in the By-Laws of the Corporation for the holding of meetings of stockholders.

               (ii) At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-half of the total number of shares of Series A Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of shares of Series A Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

               (iii) For the taking of any action as provided in Sections 4(a)(ii) or 4(b) by the holders of shares of Series A Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

          SECTION 5.  RESTRICTIONS ON DISTRIBUTIONS IN RESPECT OF COMMON STOCK.

          (a) For so long as any shares of Series A Preferred Stock shall remain outstanding, (A) upon the occurrence and during the continuance of any default by the Corporation in respect of its obligations in favor of any holders of the Series A Preferred Stock, including any obligation to redeem shares of Series A Preferred Stock under Section 5 or repurchase shares of Series A Preferred Stock under Section 10 and (B) from the date of an Other Liquidation Event or Public Company Liquidation Event to the Other Liquidation Event Payment Date, the Corporation shall not declare or pay any dividends or make any distributions, whether in cash, securities or other property, upon, nor shall the Corporation redeem, purchase or otherwise acquire for consideration any shares of Parity Stock or Junior Stock, other than the repurchase of shares of capital stock or securities convertible into or exchangeable for capital stock of the Corporation held by directors or employees of the Corporation pursuant to employee benefit plans approved by the Board of Directors.

          (b) The Corporation shall not permit any subsidiaries of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation

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unless the Corporation could, pursuant to clause (a) of this Section 5, purchase such shares at such time and in such manner.

          SECTION 6.  REDEMPTION.

          (a)  Optional Redemption.  (i)  Subject to the rights of holders of
               -------------------
shares of Series A Preferred Stock set forth in Section 8 hereof, the Corporation shall, at any time following the first anniversary of the Issue Date, have the right, at its sole option and election made in accordance with clause (a)(ii) below, to redeem, to the extent the Corporation shall have the funds legally available therefor, all, but not less than all, of the then outstanding shares of Series A Preferred Stock within 70 days following any date (the "Redemption Trigger Date") on which the Market Price per share of Common
      -----------------------
Stock for each of at least 20 out of 22 consecutive Trading Days immediately preceding such date is equal to or greater than $40.992 (subject to appropriate adjustment for stock dividends, splits, combinations and similar events affecting the Common Stock) (the "Trigger Price") for an amount in cash per
                                  -------------
share of Series A Preferred Stock equal to the Liquidation Preference of such share (the "Optional Redemption Price") as of the Optional Redemption Date (as
            -------------------------
defined below).

               (ii) Notice of any redemption of shares of Series A Preferred Stock pursuant to clause (a)(i) shall be mailed, first class postage prepaid, to each holder of shares of Series A Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, specifying (x) the Optional Redemption Price and (y) the redemption date (the "Optional Redemption Date");
                                                   ------------------------
and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Optional Redemption Notice"). The Optional
                                --------------------------
Redemption Notice shall be mailed not more than 35 days following the applicable Redemption Trigger Date. The Optional Redemption Date shall be determined by the Corporation but in no event shall be earlier than the 10th day following the date of receipt by the holders of Series A Preferred Stock of the Redemption Notice or later than the 35th day following the Redemption Notice. The Redemption Notice shall be revocable by the Corporation by notice to the holders of Series A Preferred Stock received by such holders on or prior to the fifth Business Day prior to the Optional Redemption Date.

          (b)  Mandatory Redemption.  (i)  Subject to the rights of holders of
               --------------------
shares of Series A Preferred Stock set forth in Section 8 hereof, the Corporation shall, on the eighth anniversary of the Issue Date (such date, the

"Mandatory Redemption Date"), redeem, to the extent the Corporation shall have
--------------------------
the funds legally available therefor, all, but not less than all, of the then outstanding shares of Series A Preferred Stock for an amount in cash per share of Series A Preferred Stock equal to the Liquidation Preference of such share (the "Mandatory Redemption Price") as of the Mandatory Redemption Date. If the
      --------------------------
funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on the Mandatory Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Series A Preferred Stock held by each such holder. The shares of Series A

Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Certificate of Designation at any time. Thereafter, when sufficient additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock that remain outstanding, such funds shall immediately be used to redeem the entire balance of the shares of Series A Preferred Stock that the Corporation has become obliged to redeem on the Mandatory Redemption Date but which the Corporation has not redeemed.

               (ii) Notice of any redemption of shares of Series A Preferred Stock pursuant to clause (b)(i) shall be mailed, first class postage prepaid, to each holder of shares of Series A Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, specifying (x) the number of shares of Series A Preferred Stock to be redeemed, (y) the Mandatory Redemption Price and (z) the Mandatory Redemption Date; and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Mandatory Redemption Notice"). The Mandatory Redemption Notice
                  ---------------------------
shall be mailed not less than 25 and not more than 45 days prior to the Mandatory Redemption Date.

          (c)  Payment of Redemption Price.  On the date of any redemption
               ---------------------------
pursuant to this Section 6, (i) the Corporation shall pay, in cash or by wire transfer of immediately available funds to an account designated by each holder, the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for each of its shares of Series A Preferred Stock, and (ii) after payment has been made in accordance with clause (i) above, all rights of the holders thereof as holders of Series A Preferred Stock of the Corporation shall cease.

          SECTION 7.  STATUS OF CONVERTED OR REDEEMED STOCK.

          Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation, and upon the filing of any document required by the DGCL, become authorized but unissued shares of Preferred Stock, $0.001 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, $0.001 par value, of the Corporation.

          SECTION 8.  CONVERSION.

          (a) Right to Convert.  Subject to the provisions for adjustment
              ----------------
hereinafter set forth, the holders of Series A Preferred Stock shall have the right following the Issue Date at any time in whole and from time to time in part, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series A Preferred Stock into Common Stock as set forth hereinafter. Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference as of the Conversion Date by the Conversion Price as of the Conversion Date. The Conversion Price shall be the Initial Conversion Price (as defined in paragraph (e) below) as adjusted in accordance with clauses (f) and (g) of this Section 8.

          (b) Mechanics of Conversion.  Conversion of the Series A Preferred
              -----------------------
Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation (the "Transfer Agent"), of the certificate(s) for such Series A
                  --------------
Preferred Stock to be converted, accompanied by a written notice (the date of such notice being referred to as the "Conversion Date") stating that such holder
                                      ---------------
elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all transfer, issue, stamp and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes which are the responsibility of the holder as set forth above (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock, to which the holder of shares of Series A Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the Conversion Date so that the rights of the holder thereof as to the shares being converted shall cease except for the rights pursuant to Section 8(c) to receive shares of Common Stock, in accordance herewith, and payment for any fractional share and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

          In case any shares of Series A Preferred Stock are to be redeemed pursuant to Section 6, such right of conversion shall continue in effect through the close of business on the Business Day preceding the applicable redemption date and thereafter shall cease and terminate as to the shares of Series A Preferred Stock to be redeemed unless the Corporation shall default in making payment of the amount payable upon such redemption.

          (c) Fractional Shares.  In connection with the conversion of any
              -----------------
shares of Series A Preferred Stock into Common Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Trading Day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered. Promptly upon conversion, the Corporation shall pay to the holder of shares of Series A Preferred Stock so converted, out of funds legally available, an amount in cash, or by wire transfer of same day funds, in lieu of any fractional interest of such holder.

          (d)  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock issued pursuant to this Certificate of Designation into Common Stock, and shall take all actions required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

          (e)  Initial Conversion Price.  The initial Conversion Price shall
               ------------------------
equal $20.496 (the "Initial Conversion Price").
                    ------------------------

          (f)  (i)  Adjustment to Conversion Price for Stock Dividends and for
                    ----------------------------------------------------------
Combinations or Subdivisions of Common Stock.  (i)  In case the Corporation
--------------------------------------------
shall at any time or from time to time after the Issue Date (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock, (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which after the happening of any of the events described above such shares of Series A Preferred Stock would have been entitled had such shares of Series A Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective
(x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, split, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively whenever an event listed above shall occur. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which clause (g) applies.

               (ii) In case the Corporation shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock) (collectively, "Additional Shares")
                                                         -----------------
after the Issue Date at a price per share (or having a conversion or exercise price per share) less than the Current Market Price as of the date of issuance of such shares (or, in the case of convertible or exchangeable securities, less than the Current Market Price as of the date of issuance of the rights, warrants or other securities in respect of which shares of Common Stock were issued), then, and in each such case, the Conversion Price shall be reduced to an amount determined by multiplying (A) the Conversion Price in effect on the day immediately prior to the date of issuance of such Additional Shares by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Outstanding immediately prior to such sale or issue multiplied by the then applicable Current Market Price per share and (2) the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, warrants or other convertible securities may convert or be exercisable or exchangeable), and the denominator of which shall be the sum of (x) the total number of shares of Common Stock Outstanding immediately prior to such sale or issue and (y) the number of Additional Shares issued (or into or for which the rights, warrants or convertible securities may be converted, exercised or exchanged), multiplied by the Current Market Price. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance of Additional Shares. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or convertible securities shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the aggregate amount (as determined on the date of issuance), if any, payable upon exercise or conversion of any such rights, warrants and convertible securities into shares of Common Stock. If, subsequent to the date of issuance of such right, warrants or other convertible securities, the exercise or conversion price thereof is reduced, such aggregate amount shall be recalculated and the Conversion Price shall be adjusted retroactively to give effect to such reduction. On the expiration of any option or the termination of any right to convert or exchange any securities into Additional Shares, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination (but taking into account other adjustments made following the time of issuance of such securities) had such security, to the extent outstanding immediately prior to such expiration or termination, never been issued. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the Fair Market Value of such non-cash consideration shall be utilized in the foregoing computation. If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities. The issuance or reissuance of (i) any shares of Common Stock or rights, warrants or other securities convertible into shares of Common Stock (whether treasury shares or newly issued shares) (A) pursuant to a dividend or distribution on, or subdivision, split, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to clause (i) of this clause (f);
(B) pursuant to any restricted stock or stock option plan or stock purchase program of the Corporation involving the grant of options or rights to acquire Common Stock to directors, officers and employees and, in the case of options, consultants and service providers, of the Corporation and its subsidiaries so long as (x) the granting of such options or rights has been approved by the Board of Directors and (y) the aggregate consideration receivable by the Corporation in connection with such options shall be no less than fair market value, as determined by the Board of Directors, and in connection with such rights under the employee stock purchase plan of the Corporation shall be no less than 85% of the fair market value, as determined by the Board of Directors, in each case of the Common Stock underlying such options or rights on the date of grant; (C) pursuant to any option, warrant, right, or convertible security outstanding as of the Issue Date, or (ii) the Series A Preferred Stock and the Warrants issuable pursuant to the Securities Purchase Agreement and any shares of Common Stock issuable upon conversion or exercise thereof, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (f)(ii) applies; provided that, notwithstanding clause (i)(C), the Conversion Price shall be appropriately reduced to the extent that the number of shares into which any such security may be converted, exercised or exchanged is increased or the price therefor is reduced after the Issue Date. No adjustment shall be made pursuant to this clause (f)(ii) in connection with any transaction to which clause (g) applies.

          (iii) In case the Corporation shall fix a record date for the issuance on a pro rata basis of rights, options or warrants to the holders of its Common Stock (or other securities convertible into or exercisable or exchangeable for shares of Common Stock) entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) at a price per share of Common Stock (or having a conversion, exercise or exchange price per share of Common Stock, in the case of a security convertible into, or exerciseable or exchangeable for, shares of Common Stock) less than the Current Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Price shall be adjusted pursuant to paragraph 8(f)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or other securities prior to their receipt of such shares of Common Stock. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire in whole or in part unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8(f)), the Conversion Price shall again be adjusted as follows: (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Price shall be the Conversion Price that would then be in effect if such record date had not been fixed; (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Price shall be adjusted pursuant to paragraph 8(f)(ii) to reflect the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants that remain outstanding (without taking into effect shares of Common Stock issuable upon exercise of rights, options or warrants that have lapsed or expired); and (C) in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled, the Conversion Price shall be adjusted to reflect the Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding the foregoing, in case the Corporation shall issue rights, options or warrants ("Stockholder Rights") to all holders of its
                                    ------------------
Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and
(iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or event ("Trigger Event"), such Stockholder Rights shall for purposes of this
        -------------
clause (iii) not be deemed issued or distributed until the occurrence of the earliest Trigger Event and the conversion price shall not be reduced until the occurrence of such earliest Trigger Event.

          (iv) In case the Corporation shall fix a record date for the making of a distribution to all holders of any class of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property, the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Conversion Price immediately prior to such distributions less the Fair Market Value of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock and (B) the denominator of which shall be the Conversion Price immediately prior to such distributions. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed. An adjustment to the Conversion Price also shall be made in respect of dividends and distributions paid exclusively in cash to all holders of any class of Common Stock (excluding any dividend or distribution in connection with the Liquidation of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(g) is made) or in the case where the Corporation effects any repurchase of its Common Stock where the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the Fair Market Value of other consideration paid in respect of any repurchases of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 5% of the Corporation's market capitalization (being the product of the then Current Market Price of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution). The Conversion Price to be in effect after such adjustment shall be determined by subtracting from the Conversion Price in effect prior to such adjustment an amount equal to the quotient of (A) the sum of clause (1) and clause (2) above and (B) the number of shares of Common Stock outstanding on the date such adjustment is to be determined.

          (v) The term "dividend," as used in this clause (f), shall mean a dividend or other distribution upon the capital stock of the Corporation.

          (vi) Anything in this clause (f) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Price (x) if, in connection with any event which would otherwise require an adjustment pursuant to this clause (f), the holders of Series A Preferred Stock have received the dividend or distribution to which such holders are entitled under Section 2 hereof or (y) unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Price such that the number of shares of Common Stock receivable upon conversion of each share of Series A Preferred Stock would differ by at least one two-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least one two-hundredth of one share of Common Stock, such change in Conversion Price shall thereupon be given effect. All calculations under this Section 8 shall be made to the nearest four decimal points.

               (vii) The certificate of any firm of independent public accountants of recognized national standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this clause (f).

               (viii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this clause
(f) or in the Conversion Price then in effect shall be required by reason of the taking of such record.

               (ix)    If any event occurs as to which the provisions of this
Section 8(f) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series A Preferred Stock.

          (g)  Adjustment to Conversion Price for Reclassification and
               -------------------------------------------------------
Reorganization.  In the case of any consolidation or merger or reclassification
--------------
in connection therewith of the Corporation with or into another corporation (a "Transaction") occurring at any time, each share of Series A Preferred Stock
 -----------
then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property. The Corporation, or the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights and such rights shall be clearly provided for in the definitive transaction documents relating to such Transaction. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this Section 8(g) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          (h) Notice of Record Date.  In case at any time or from time to time
              ---------------------
(i) the Corporation shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or (ii) there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, (iii) there shall be a Liquidation of the Corporation, or (iv) an Other Liquidation Event or Public Company Liquidation Event shall occur, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series A Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (A) a record shall be taken for such stock dividend, distribution or subscription rights or (B) such reorganization, reclassification, consolidation, merger, sale or conveyance or Liquidation shall take place, as the case may be; provided that, in the case of any Transaction to
                                --------
which clause (g) applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such Liquidation, as the case may be. Failure to give such notice shall not invalidate any action so taken.

          SECTION 9.  REPORTS AS TO ADJUSTMENTS.

          Upon any adjustment of the Conversion Price then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 8, then, and in each such case, the Corporation shall promptly deliver to the holders of the Series A Preferred Stock and the Transfer Agent of the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment and the increased or decreased number of shares issuable upon a conversion following such adjustment, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series A Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 8(h).

          SECTION 10.  OTHER LIQUIDATION EVENT.

          (a)  Offer to Repurchase. Upon the occurrence of an Other Liquidation
               -------------------
Event or a Public Company Liquidation Event, the Corporation shall make an offer (an "Other Liquidation Event Offer") to each holder of shares of Series A
     -----------------------------
Preferred Stock to repurchase any and all of each such holder's shares of Series A Preferred Stock at an offer price per share of Series A Preferred Stock in cash equal to (i) the Liquidation Preference then in effect in the event of a Public Company Liquidation Event or (ii) the Preference Amount in the event of an Other Liquidation Event (calculating clause (B) of the definition of Preference Amount for these purposes as the amount of cash and the Fair Market Value of any other consideration which is receivable upon, and/or retained by the holder upon, any such Other Liquidation Event in respect of the aggregate number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible). The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Series A Preferred Stock as a result of an Other Liquidation Event or Public Company Liquidation Event, and the Corporation shall not be in violation of this Certificate of Designation by reason of any act required by such rule or other applicable law.

          (b) Within 20 days following any Other Liquidation Event or Public Company Liquidation Event, the Corporation shall mail a notice to each holder of shares of Series A Preferred Stock stating:

               (i) that the Other Liquidation Event Offer is being made pursuant to this Section 10 and that all shares of Series A Preferred Stock tendered will be accepted for payment;

               (ii) the purchase price and the purchase date, which shall be at least 30 but no more than 60 days from the date on which the Corporation mails notice of the Other Liquidation Event or Public Company Liquidation Event (the "Other Liquidation Event Payment Date");
 ------------------------------------

               (iii) that any shares of Series A Preferred Stock not accepted for payment and purchased pursuant to the Other Liquidation Event Offer will continue to accrue dividends as provided in this Certificate of Designation;

               (iv) that, unless the Corporation defaults in the payment of the Other Liquidation Event Payment, all shares of Series A Preferred Stock accepted for payment pursuant to the Other Liquidation Event Offer shall cease to accrue dividends after the Other Liquidation Event Payment Date;

               (v) that holders of shares of Series A Preferred Stock electing to have any or all shares of Series A Preferred Stock purchased pursuant to a Other Liquidation Event Offer shall be required to surrender the shares of Series A Preferred Stock to the Corporation or its designated agent for such purpose, at the address specified in the notice prior to the close of business on the third Business Day preceding the Other Liquidation Event Payment Date; and

               (vi) that holders of shares of Series A Preferred Stock will be entitled to withdraw their election if the Corporation or its designated agent for such purpose, receives, not later than the close of business on the second Business Day preceding the Other Liquidation Event Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock delivered for purchase, and a statement that such holder is withdrawing his election to have such shares purchased.

          (c) On the Other Liquidation Event Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment all shares of Series A Preferred Stock tendered pursuant to the Other Liquidation Event Offer and (ii) deposit with the Paying Agent an amount equal to the payment due in accordance with paragraph (a) of this Section 10 in respect of all shares of Series A Preferred Stock so tendered. The Corporation shall promptly pay, in cash or by wire transfer of immediately available funds, to each holder of shares of Series A Preferred Stock so tendered the Other Liquidation Event Payment for such shares. The Corporation shall publicly announce the results of the Other Liquidation Event Offer on or as soon as practicable after the Other Liquidation Event Payment Date.

          SECTION 11.  CERTAIN COVENANTS.

          (a) Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          (b) So long as any of the Series A Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series A Preferred Stock with reports containing the same information as would be required in such reports.

          SECTION 12.  DEFINITIONS.

          For the purpose of this Certificate of Designation of Series A Convertible Preferred Stock, the following terms shall have the meanings indicated:

          "Board of Directors" shall mean the board of directors of the
           ------------------
     Corporation.

          "Business Day" shall mean any day other than a Saturday, Sunday, or a
           ------------
     day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to close.

          "Commission" shall mean the Securities and Exchange Commission.
           ----------

          "Conversion Date" shall have the meaning as set forth in Section 8(b)
           ---------------
     hereof.

          "Conversion Price" shall mean the Initial Conversion Price, subject to
           ----------------
     adjustment as provided in Section 8.

          "Current Market Price," shall mean, as to shares of Common Stock or
           --------------------
     any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the daily Market Prices of the Common Stock for fifteen consecutive Trading Days immediately preceding the date for which such value is to be computed.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
     amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such successor federal statute.

          "Fair Market Value" shall mean, as to shares of Common Stock or any
           -----------------
     other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the Current Market Price of such shares or securities. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or a committee thereof and reasonably acceptable to holders of a majority of the shares of Series A Preferred Stock.

          "Initial Conversion Price" shall have the meaning as set forth in
           ------------------------
     Section 8(e) hereof.

          "Issue Date" shall mean February 23, 2000.
           ----------

          "Junior Stock" shall mean the Common Stock and any other capital stock
           ------------
     or any rights, warrants or other securities convertible into or exercisable or exchangeable for Common Stock or any other capital stock of the Corporation ranking junior upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

          "Liquidation Preference" with respect to a share of Series A Preferred
           ----------------------
     Stock shall mean (i) $20.496 (as adjusted for any stock dividends, splits, combinations and similar events with respect to such share of Series A Preferred Stock) (the "Initial Liquidation Preference"), plus (ii) an
                            ------------------------------
     amount equal to dividends thereon which shall be deemed to cumulate and accrue from and after the Issue Date on the then current Liquidation Preference of such share at a rate of 8% per annum, compounding semi-annually on each six-month anniversary of the Issue Date, through and including the date on which all payments required to be made hereunder on such share are made in respect of any Liquidation or earlier redemption or repurchase by the Corporation or conversion of such share of Series A Preferred Stock; provided that upon the occurrence and during the continuance of any default by the Corporation in respect of its payment obligations in favor of the Series A Preferred Stock hereunder (including any default arising from the Corporation not having funds legally available to effect its obligation), the aforesaid dividend rate shall be 10% rather than 8%.

          "Market Price" when used with reference to shares of Common Stock or
           ------------
     other securities on any date, shall mean (i) if such Common Stock or other security is listed or authorized for trading on any national securities exchange, the closing price of such Common Stock or other security on such date, (ii) if such shares of Common Stock or other security are not so listed, the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or
     (iii) if such shares of Common Stock or other securities are so traded as provided in clause (ii), but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or
     (iv) if such shares of Common Stock or other securities are not listed or authorized for trading on a national securities exchange or the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors based on an opinion of an independent investment banking firm experienced in the valuation of such securities selected in good faith by the Board of Directors or a committee thereof and reasonably acceptable to holders of a majority of the shares of Series A Preferred Stock.

          "Other Liquidation Event" shall mean the occurrence of any of the
           -----------------------
     following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and other than pursuant to a Liquidation), in one or more related transactions, of all or substantially all of the properties and assets of the Corporation and its subsidiaries taken as a whole to any Person (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the consummation of any transaction or other event (including, without limitation, any acquisition of shares, merger or consolidation) other than a Public Company Liquidation Event, the result of which is that any "Person" or "Group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares of capital stock representing or convertible, exercisable or exchangeable for more than 50% of the voting power of the Corporation, and (iii) any event which would result in a Conversion Price adjustment pursuant to the third sentence of Section 8(f)(iv) assuming for these purposes that the percentage of market capitalization referred to therein was 25%.

          "Outstanding" shall mean, when used with reference to Common Stock, at
           -----------
     any date as of which the number of shares thereof is to be determined, fully diluted shares of

     Common Stock (calculated as prescribed by generally accepted accounting principles), except shares then owned or held by or for the account of the Company or any subsidiary thereof and except options shall not be included until the same are exercised.

          "Parity Stock" shall mean any capital stock or any rights, warrants or
           ------------
     other securities convertible into or exercisable or exchangeable for shares of any capital stock of the Corporation ranking on a parity (upon liquidation, dissolution or winding up) with the Series A Preferred Stock.

          "Person" shall mean any individual, firm, corporation, partnership  or
           ------
     other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Public Company Liquidation Event" shall mean the consummation of any
           --------------------------------
     transaction or other event the result of which is the same as described in clause (ii) of the definition of Other Liquidation Event and in which the consideration to be paid to the holders of Common Stock of the Corporation consists solely of common shares of a corporation which has an aggregate public float (immediately prior to such transaction) and as determined by multiplying the Current Market Price of the common shares of such corporation by the aggregate number of such common shares then outstanding and not held by affiliates of such corporation) of at least $250 million, provided that such shares are (A) either listed or authorized for trading on a national securities exchange or on the Nasdaq National Market and (B) freely tradeable without restriction by the holders of common shares.

          "Securities Purchase Agreement" shall mean that certain agreement
           -----------------------------
     dated as of February 9, 2000 among the Corporation and the purchasers party thereto.

          "Trading Day" means a Business Day or, if the Common Stock is listed
           -----------
     or admitted to trading on any national securities exchange or the Nasdaq National Market, a day on which such exchange or the Nasdaq National Market is open for the transaction of business.

          IN WITNESS WHEREOF, the officers named below, acting for and on behalf of Optika Inc., have hereunto subscribed their names on this ___ day of February, 2000.


                                             OPTIKA INC.


                                             By:______________________________
                                                Name:  Steven M. Johnson
                                                Title:  Vice President

Attest:

By:__________________________
   Name:  Mark K. Ruport
   Title:  President